                       AMENDED AND RESTATED LOAN AGREEMENT

         THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Loan Agreement") dated
                                                        --------------
as of this 15th day of November, 2001, is made by and between SPACEHAB, INCORPORATED, a Washington corporation ("Spacehab"), and ALENIA SPAZIO S.p.A., a
                                         --------
corporation organized under the laws of Italy ("Alenia").
                                                ------

                              W I T N E S S E T H :

         WHEREAS, Spacehab and Alenia entered into the Spacehab Module Primary Structure Contract, dated July 1, 1990 (the "Aeritalia Contract");
                                             ------------------

         WHEREAS, Spacehab and Alenia entered into the Subordinated Promissory Note, dated August 12, 1992, whereby Spacehab promised to pay to the order of Alenia, or its registered assigns, the principal sum of $425,104, subject to terms and conditions contained therein ("Note 1");
                                         ------

         WHEREAS, Spacehab and Alenia entered into the Subordinated Promissory Note, dated August 12, 1992, whereby Spacehab promised to pay to the order of Alenia, or its registered assigns, the principal sum of $1,842,328, subject to terms and conditions contained therein ("Note 2");
                                         ------

         WHEREAS, Spacehab and Alenia entered into the Subordinated Promissory Note, dated August 12, 1992, whereby Spacehab promised to pay to the order of Alenia, or its registered assigns, the principal sum of $2,157,500, subject to terms and conditions contained therein ("Note 3");
                                         ------

         WHEREAS, Spacehab and Alenia entered into the Subordinated Promissory Note, dated February 23, 1993, whereby Spacehab promised to pay to the order of Alenia, or its registered assigns, the principal sum of $1,242,028, subject to terms and conditions contained therein ("Note 4");
                                         ------

         WHEREAS, Spacehab and Alenia entered into the Subordinated Promissory Note, dated February 23, 1993, whereby Spacehab promised to pay to the order of Alenia, or its registered assigns, the principal sum of $1,078,750, subject to terms and conditions contained therein ("Note 5");
                                         ------

         WHEREAS, Spacehab and Alenia entered into the Subordinated Promissory Note, dated June 1, 1993, whereby Spacehab promised to pay to the order of Alenia, or its registered assigns, the principal sum of $1,113,850, subject to terms and conditions contained therein ("Note 6" and collectively, with Note 1,
                                         ------
Note 2, Note 3, Note 4 and Note 5, "Notes 1-6");
                                    ---------

         WHEREAS, pursuant to the letter agreement dated December 10, 1998, by and between Spacehab and Alenia and the letter dated December 21, 1998 from Alenia to Spacehab, the parties agreed, among other things, that Notes 1-6 would be due and payable on August 1, 2001 (together, the "1998 Letter Agreements");
                                                     ----------------------

         WHEREAS, on August 1, 2001 Spacehab and Alenia entered into a letter agreement pursuant to which the parties agreed that Notes 1-6 would be due and payable on September 30, 2001 (the "August 2001 Letter Agreement");
                                    ----------------------------

         WHEREAS, on September 28, 2001 Spacehab and Alenia entered into a letter agreement pursuant to which the parties agreed that Notes 1-6 would be due and payable on October 15, 2001 (the "September 2001 Letter Agreement");
                                          -------------------------------

         WHEREAS, on October 15, 2001 Spacehab and Alenia entered into a letter agreement pursuant to which the parties agreed that Notes 1-6 would be due and payable on October 31, 2001 (the "October 2001 Letter Agreement" and collectively, with the 1998 Letter Agreements, the August 2001 Letter Agreement and the September 2001 Letter Agreement, the "Letter Agreements");
                                              -----------------

         WHEREAS, pursuant to a binding term sheet dated October 26, 2001, Spacehab and Alenia agreed that Notes 1-6 would be due and payable on November 15, 2001 (the "Term Sheet") unless they entered into the definitive agreements
               ----------
contemplated by the Term Sheet;

         WHEREAS, Spacehab and Alenia now desire to enter into this Loan Agreement to definitively set forth their agreements with respect to the amendment and restatement of the parties' rights and obligations under the Aeritalia Contract, Notes 1-6, the Letter Agreements and the Term Sheet; and

         NOW THEREFORE, in consideration of the mutual promises and the mutual covenants and conditions stated herein, the parties agree as follows:

         1. Definitions. Capitalized terms used in this Loan Agreement
            -----------
(including Schedules I and II) and the Financing Documents (as defined in
Schedule I) shall have the meanings ascribed to them in Schedule I hereto.
                                                        ----------

         2. Replacement Note. Contemporaneous with the execution and delivery of
            ----------------
this Loan Agreement Spacehab shall execute a replacement note in the maximum principal amount of Seven Million Eight Hundred Sixty Thousand and Seventy Eight Dollars ($7,860,078) (the "Principal"), which shall be subject to the terms hereof, including without limitation those terms set forth in Schedule I hereto (the "Replacement Note"), in substitution for and not satisfaction of, Notes 1-6. As soon as practicable following the date hereof, Alenia shall deliver to Spacehab at a place and time mutually agreed to by the Parties Notes 1-6 being substituted pursuant to this Loan Agreement, whereupon Spacehab shall immediately (a) mark Notes 1-6 as "Cancelled" and "Replaced" and retain them and
(b) deliver to Alenia the Replacement Note.

         3. Representations and Warranties of Alenia. Alenia represents and
            ----------------------------------------
warrants the following to Spacehab that as of the date hereof:

            (a) Alenia is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Italy;

            (b) Alenia has the corporate power and authority to enter into each of this Loan Agreement, the Security Agreement and the other Financing Documents (each as defined in Schedule I) (collectively, the "Transaction Documents") to
                    ----------                      ---------------------
which it is a party and the execution, delivery and performance by Alenia of each of the Transaction Documents to which it is party has been duly authorized by all necessary corporate action and do not and will not require any consent or approval of Alenia's shareholders; and

            (c) Each of the Transaction Documents to which Alenia is a party is a legal, valid and binding obligation of Alenia enforceable against Alenia in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

         4. Representations and Warranties of Spacehab. Spacehab represents and
            ------------------------------------------
warrants the following to Alenia as of the date hereof:

            (a) Each of Spacehab and the Subsidiaries (as defined in Schedule I)
                                                                     ----------
is a corporation or limited liability company, as indicated on Schedule II
                                                               -----------
attached hereto, duly incorporated or formed, as applicable, and validly existing or in good standing, as applicable, under the laws of the jurisdiction set forth opposite its name on Schedule II attached hereto in which incorporated
                               -----------
or formed, as applicable, and is authorized to do business and is in good standing as a foreign corporation or limited liability company, as applicable, in the jurisdictions indicated on Schedule II where the failure to so qualify
                                  -----------
would have a Material Adverse Effect (as defined in Schedule I);
                                                    ----------

            (b) Spacehab has the corporate power and authority to enter into each of the Transaction Documents and the execution, delivery and performance by Spacehab of each of the Transaction Documents has been duly authorized by all necessary corporate action and do not and will not require any consent or approval of Spacehab's shareholders;

            (c) Each of the Transaction Documents is a legal, valid and binding obligation of Spacehab enforceable against Spacehab in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (d) The execution, delivery and performance by Spacehab of each of the Transaction Documents do not (i) contravene Spacehab's Certificate of Incorporation or by-laws, (ii) violate, or cause Spacehab or any Subsidiary to be in default under, or require the giving of any notice or the making of any filing under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Spacehab or any Subsidiary, (iii) result in a breach of, constitute a breach under, result in the acceleration of any obligation under, or require the giving of notice or obtaining of consent under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which Spacehab or any Subsidiary is a party or by which it or any of its properties or assets may be bound or affected or (iv) result in, or require, the creation or imposition of any Lien (as defined in Schedule I) upon or with respect to any of the
                        ----------
properties now owned or hereafter acquired by Spacehab or any Subsidiary other than Liens contemplated to be created by such Transaction Documents;

            (e) Set forth on Schedule II is the complete and accurate name of
                             -----------
each Subsidiary, the jurisdiction in which such Subsidiary was incorporated or formed and the interest of Spacehab in such Subsidiary;

            (f) Spacehab has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission since December 22, 1995, including without limitation (i) Annual Reports on Form 10-K,
(ii) Quarterly Reports on Form 10-Q, (iii) proxy statements relating to meetings of shareholders (whether annual or special) and (iv) reports on Form 8-K (collectively, the "Spacehab SEC Reports"). As of their respective filing dates,
                    --------------------
the Spacehab SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended, and (ii) did not at
 ------------
the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (g) The financial statements, including all related notes and schedules, contained in the Spacehab SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Spacehab and the Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of Spacehab and the Subsidiaries for the periods indicated in accordance with GAAP (as defined in Schedule I) (except as may be
                                                 ----------
noted therein, and subject, in the case of interim financial statements, to normal year-end adjustments);

            (i) There are no liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of Spacehab or any of the Subsidiaries, including but not limited to liabilities for taxes of any kind or nature or for warranty reserves, of a nature required by GAAP to be reflected, or reserved against, in the financial statements described in subparagraph (g) above and that are not so reflected, or reserved against, in such financial statements, except for those that have been incurred after November 8, 2001 in the ordinary course of business consistent with prior practice and that are not material in amount either individually or in the aggregate;

            (j) All obligations with respect to Senior Indebtedness (as defined in Notes 1-6) have been paid or otherwise satisfied in full and the Replacement
Note is not subordinated to any Indebtedness (as defined in Schedule I) of
                                                            ----------
Spacehab or any of the Subsidiaries;

            (k) Except as set forth in Schedule II, Spacehab has good and
                                       -----------
marketable title to the Collateral (as defined in Schedule I), free and clear of
                                                  ----------
all Liens (including any Liens for taxes of any kind or nature not yet due and payable), equitable interests, rights of first refusal, claims, charges, encumbrances or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income or exercise of any other attribute of ownership (collectively, "Encumbrances") except statutory liens securing
                          ------------
payments not yet due. The Collateral is in good operating condition and repair (ordinary wear and tear excepted);

            (l) Except as set forth in Schedule II, there are (i) no claims,
                                       -----------
actions, suits, investigations, arbitrations, grievances, summonses, subpoenas, inquiries or proceedings of any nature, civil, criminal, regulatory or otherwise, in law or equity pending or, to the knowledge of Spacehab or any Subsidiary, threatened, against Spacehab or any of the Subsidiaries, any of their respective properties or any of their respective officers or directors, or that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, and (ii) no agreements, judgments, decrees, injunctions or orders of any governmental entity or arbitrator outstanding against Spacehab or any Subsidiary;

            (m) Each of Spacehab and the Subsidiaries has duly complied with, and its properties and business operations are in compliance with, the provisions of all applicable laws, rules, regulations, orders and decrees applicable to such entity except to the extent that any non-compliance has not had, or would not be reasonably expected to have, a Material Adverse Effect;

            (n) Spacehab is not in default with respect to any Indebtedness in excess of US$500,000 and there is no pending or, to Spacehab's knowledge, threatened litigation which if adversely determined could result in judgment greater than or equal to $1,000,000 individually or in the aggregate against Spacehab or any Subsidiaries; and

            (o) Each of Spacehab and each Subsidiary is Solvent (as defined in
Schedule I) and Spacehab and its Subsidiaries, taken as a whole, are Solvent.
----------

         5. Waiver of Claims. Alenia hereby waives any and all claims that it
            ----------------
may have against Spacehab, as of the date hereof, arising out of or relating to Spacehab's payment obligations under the Aeritalia Contract, any or all of Notes 1-6, the Letter Agreements and the Term Sheet.

         6. Notice. All notices required or permitted to be given hereunder
            ------
shall be in writing and may be delivered by hand, by facsimile or by reputable private courier and shall be deemed given on the day of receipt. All notices, including any change in notice addresses shall be addressed as follows:

         If to Alenia:          Via Saccomuro, 24
                                00131 Rome
                                Italy
                                Attention:  Chief Financial Officer
                                Facsimile: (011) 39 06 4151 2157
         If to Spacehab:        300 D Street, SW
                                Suite 812
                                Washington, DC 20024
                                Attention:   Chief Financial Officer
                                Facsimile: (202) 488-3100
         or, in each case, at such other address as may be specified in writing to the other party.

         7. Miscellaneous.
            -------------

            (a) Spacehab shall reimburse Alenia for the reasonable outside attorneys' fees and costs incurred by Alenia, in connection with the negotiation and execution of the August 2001 Letter Agreement, the September 2001 Letter Agreement, the October 2001 Letter Agreement, the Term Sheet and the Transaction Documents. Such reimbursement shall be made within 30 days following presentation by Alenia to Spacehab of a written invoice therefor. Spacehab shall be responsible to pay all filing fees, recording fees, documentary stamps, recording taxes and any other filing or recording fees required in connection with the filing or recording of any of the Transaction Documents.

            (b) In connection with the transactions contemplated by this Loan Agreement, Spacehab shall deliver to Alenia the opinion of its counsel, Dewey Ballantine LLP and Orrick, Herrington & Sutcliffe LLP.

            (c) THIS LOAN AGREEMENT WILL BE GOVERNED AS TO FORMATION, PERFORMANCE, INTERPRETATION AND ENFORCEMENT BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

            (d) Nothing in this Loan Agreement is intended or shall be construed to give any person other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Loan Agreement or any provision contained herein.

            (e) This Loan Agreement (including Schedules I and II hereto) and
                                               ------------------
the Financing Documents constitute the entire agreement between the Parties on the subject matter hereof and supersede, and their terms govern all prior proposals, agreements (including, the Aeritalia Contract, Notes 1-6, the Letter Agreements and the Term Sheet) or other communications between the Parties, oral or written, regarding the subject matter of this Loan Agreement.

            (f) This Loan Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Spacehab agrees that Alenia may rely on a telecopy of any signature of Spacehab. Alenia agrees that Spacehab may rely on a telecopy of any signature of Alenia.

            (g) This Loan Agreement may be amended and the terms hereof may be waived, only by a written instrument signed by each party or, in the case of a waiver, by the party waiving compliance.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be signed by their duly authorized representatives under seal all as of the day and year first above written.

                              SPACEHAB, INCORPORATED

                              By: /s/ Julia Pulzone
                                  ---------------------------

                              Name: Julia Pulzone
                                    -------------------------

                              Title: Chief Financial Officer
                                     ------------------------

                              ALENIA SPAZIO S.p.A.

                              By: /s/ Giuseppe Viriglio
                                  ---------------------------

                              Name: Giuseppe Viriglio
                                    -------------------------

                              Title: Chief Executive Officer
                                     ------------------------